Exhibit 99.1

Cadre Holdings Reports First Quarter 2022 Financial Results

Completes Second Accretive Acquisition Since IPO with Agreement to Add Leading Supplier of Chemical Illumination Solutions to U.S. and NATO Military Forces

Raises Guidance to Full Year 2022 Net Sales of $444.0 to $452.0 Million and Adjusted EBITDA of $72.5 to $77.5 Million Based on Continued Execution of Strategic Objectives

JACKSONVILLE, Fla., May 12, 2022 – Cadre Holdings, Inc. (NYSE: CDRE) ("Cadre" or "the Company"), a global leader in the manufacturing and distribution of safety and survivability equipment for first responders, announced today its consolidated operating results for the three months ended March 31, 2022.

First Quarter 2022 Highlights

●	Net sales of $104.4 million for the first quarter
●	Gross profit margin of 38.5% for the first quarter
●	Net loss of $10.2 million, including $23.6 million stock-based compensation expense, or $0.30 per share, for the first quarter
●	Adjusted EBITDA of $14.2 million for the first quarter
●	Adjusted EBITDA margin of 13.6% for the first quarter
●	Declared quarterly cash dividend of $0.08 per share in April 2022
●	Orders backlog increased $3.3 million from year end 2021

“Following a year of record net sales and adjusted EBITDA, we continue to capitalize on attractive long-term tailwinds and recurring demand drivers in our entrenched mission-critical first responder markets,” said Warren Kanders, CEO and Chairman. “During the quarter, we achieved pricing growth that significantly exceeded our target, generated strong adjusted EBITDA conversion, and increased our backlog substantially. In the second half of the year, we expect a more favorable product portfolio mix and based on our success executing strategic objectives focused on accelerating growth we have increased our full year 2022 outlook.”

Mr. Kanders added, “Our resilient operating model continues to drive strong free cash flow generation that is enabling us to capitalize on attractive opportunities to unlock long-term shareholder value. In addition to January’s accretive acquisition of a premiere duty gear brand, which further expanded our international presence, we are excited to acquire the world leader in chemical light solutions for U.S. and NATO military forces. In a short period of time, we have delivered on the strategy we laid out to investors, adding high margin companies with leading market positions and strong recurring revenues and cash flows. Importantly, we maintain a robust acquisition pipeline, complementing our core organic growth initiatives.”

First Quarter 2022 Operating Results

For the quarter ended March 31, 2022, Cadre generated net sales of $104.4 million, as compared to $110.5 million for the quarter ended March 31, 2021. The decline was primarily the result of a large US Federal duty gear shipment in last year’s first quarter, combined with strong commercial demand and higher demand for crowd control products in the comparable period last year.

For the quarter ended March 31, 2022, Cadre generated gross profit of $40.2 million, as compared to $44.0 million for the quarter ended March 31, 2021.

Gross profit margin was 38.5% for the quarter ended March 31, 2022, as compared to 39.8% for the quarter ended March 31, 2021, mainly driven by less favorable portfolio mix, partially offset by price.

Net loss was $10.2 million for the quarter ended March 31, 2022, as compared to net income of $6.9 million for the three months ended March 31, 2021. The decrease resulted primarily from the change in year over year revenue and stock-based compensation expense of $23.6 million.

Cadre generated $14.2 million of Adjusted EBITDA for the quarter ended March 31, 2022, as compared to $20.2 million for the quarter ended March 31, 2021. Adjusted EBITDA margin was 13.6% for the quarter ended March 31, 2022, as compared to 18.3% for the prior year period.

Product segment gross margin was 40.1% for the first quarter compared to 40.7% for the prior year period.

Distribution segment gross margin was 24.6% for the first quarter compared to 25.3% for the prior year period.

Liquidity, Cash Flows and Capital Allocation

●	Cash and cash equivalents decreased by $24.0 million from $33.9 million as of December 31, 2021 to $9.9 million as of March 31, 2022.
●	Total debt decreased by $3.3 million from $159.7 million as of December 31, 2021, to $156.4 million as of March 31, 2022.
●	Net Debt (total debt net of cash and cash equivalents) increased by $20.7 million from $125.8 million as of December 31, 2021, to $146.5 million as of March 31, 2022.
●	Capital expenditures totaled $1.1 million for the three months ended March 31, 2022, compared with $0.8 million for the three months ended March 31, 2021.

Acquisition of Cyalume Technologies

On May 5, 2022, Cadre announced the completion of its accretive acquisition of Cyalume Technologies, a leading manufacturer of proprietary chemical illumination solutions for military, first responder and other commercial applications. The purchase price for the acquisition was $35.0 million, subject to customary adjustments for net working capital, transaction expenses and indebtedness, and was funded through a draw on its existing credit facilities.

Dividend

On April 21, 2022, the Company announced that its Board of Directors declared a quarterly cash dividend of $0.08 per share, or $0.32 per share on an annualized basis. Cadre's dividend payment will be made on May 13, 2022, to shareholders of record as of the close of business on the record date of May 2, 2022. The declaration of any future dividend is subject to the discretion of the Company's Board of Directors.

2022 Outlook Update

Cadre increased its full-year guidance and expects to generate net sales in 2022 of between $444.0 million and $452.0 million and adjusted EBITDA in 2022 of between $72.5 and $77.5 million. Cadre expects EBITDA conversion in the range of 92-95% for the full year.

Conference Call

Cadre management will host a conference call on Thursday, May 12, 2022, at 5:00 PM EST to discuss the latest corporate developments and financial results. The dial-in number for callers in the US is (888)-510-2553 and the dial-in number for international callers is 646-960-0473. The access code for all callers is 1410384. A live webcast will also be available on the Company’s website at https://www.cadre-holdings.com/.

A replay of the call will be available through May 26, 2022. To access the replay, please dial 800-770-2030 in the U.S. or +1-647-362-9199 if outside the U.S., and then enter the access code 1410384.

About Cadre

Headquartered in Jacksonville, Florida, Cadre is a global leader in the manufacturing and distribution of safety and survivability products for first responders. Cadre's equipment provides critical protection to allow users to safely and securely perform their duties and protect those around them in hazardous or life-threatening situations. The Company's core products include body armor, explosive ordnance disposal equipment, and duty gear. Our highly engineered products are utilized in over 100 countries by federal, state and local law enforcement, fire and rescue professionals, explosive ordnance disposal teams, and emergency medical technicians. Our key brands include Safariland® and Med-Eng®, amongst others.

Forward-Looking Statements

Except for historical information, certain matters discussed in this press release may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include but are not limited to all projections and anticipated levels of future performance. Forward-looking statements involve risks, uncertainties and other factors that may cause our actual results to differ materially from those discussed herein. Any number of factors could cause actual results to differ materially from projections or forward-looking statements, including without limitation, global, social and political economic conditions, spending patterns of government agencies, competitive pressures, the impact of acquisitions and related integration activities, logistical challenges related to disruptions and delays, product liability claims, the success of new product introductions, currency exchange rate fluctuations and the risks of doing business in the markets in which we operate, including foreign countries. More information on potential factors that could affect the Company’s financial results are more fully described from time to time in the Company’s public reports filed with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K. All forward-looking statements included in this press release are based upon information available to the Company as of the date of this press release, and speak only as of the date hereof. We assume no obligation to update any forward-looking statements to reflect events or circumstances after the date of this press release.

Contact:

Gray Hudkins

Cadre Holdings, Inc.

203-550-7148

gray.hudkins@cadre-holdings.com

Investor Relations:

The IGB Group

Leon Berman / Matt Berkowitz

212-477-8438 / 212-227-7098

lberman@igbir.com / mberkowitz@igbir.com

Media Contact:

Jonathan Keehner / Andrew Siegel

Joele Frank, Wilkinson Brimmer Katcher

212-355-4449

CADRE HOLDINGS, INC.

CONSOLIDATED BALANCE SHEETS

(Unaudited)

(In thousands, except share and per share amounts)

	March 31, 2022	December 31, 2021
Assets
Current assets
Cash and cash equivalents	$9,877	$33,857
Accounts receivable, net of allowance for doubtful accounts of $749 and $645, respectively	52,001	48,344
Inventories	69,401	63,978
Prepaid expenses	7,747	10,353
Other current assets	4,360	3,171
Assets held for sale	271	278
Total current assets	143,657	159,981
Property and equipment, net of accumulated depreciation and amortization of $38,631 and $37,171, respectively	35,729	33,053
Deferred tax assets, net	12,979	7,059
Intangible assets, net	50,158	42,415
Goodwill	72,510	66,262
Other assets	5,965	3,026
Total assets	$320,998	$311,796

Liabilities, Mezzanine Equity and Shareholders' Equity
Current liabilities
Accounts payable	$27,477	$19,328
Accrued liabilities	34,363	40,736
Income tax payable	2,239	1,255
Liabilities held for sale	120	128
Current portion of long-term debt	11,700	13,174
Total current liabilities	75,899	74,621
Long-term debt	144,661	146,516
Deferred tax liabilities	3,799	1,297
Other liabilities	694	722
Total liabilities	225,053	223,156

Mezzanine equity
Preferred stock ($0.0001 par value, 10,000,000 shares authorized, no shares issued and outstanding as of March 31, 2022 and December 31, 2021)	—	—

Shareholders' equity
Common stock ($0.0001 par value, 190,000,000 shares authorized, 34,782,271 shares and 34,383,350 shares issued and outstanding as of March 31, 2022 and December 31, 2021, respectively)	3	3
Additional paid-in capital	144,978	127,606
Accumulated other comprehensive income (loss)	931	(1,917)
Accumulated deficit	(49,967)	(37,052)
Total shareholders’ equity	95,945	88,640
Total liabilities, mezzanine equity and shareholders' equity	$320,998	$311,796

CADRE HOLDINGS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(In thousands, except share and per share amounts)

	Three Months Ended March 31,
	2022	2021
Net sales	$104,406	$110,536
Cost of goods sold	64,217	66,577
Gross profit	40,189	43,959
Operating expenses
Selling, general and administrative	53,950	28,051
Restructuring and transaction costs	599	321
Related party expense	122	153
Total operating expenses	54,671	28,525
Operating (loss) income	(14,482)	15,434
Other expense
Interest expense	(1,490)	(5,044)
Other expense, net	(205)	(44)
Total other expense, net	(1,695)	(5,088)
(Loss) income before provision for income taxes	(16,177)	10,346
Benefit (provision) for income taxes	6,012	(3,482)
Net (loss) income	$(10,165)	$6,864
Net (loss) income per share:
Basic	$(0.30)	$0.25
Diluted	$(0.30)	$0.25
Weighted average shares outstanding:
Basic	34,446,318	27,483,350
Diluted	34,446,318	27,483,350

CADRE HOLDINGS, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

(In thousands)

	Three Months Ended March 31,
	2022	2021
Cash Flows From Operating Activities:
Net (loss) income	$(10,165)	$6,864
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	3,544	3,539
Amortization of original issue discount and debt issue costs	111	677
Deferred income taxes	(6,951)	3,319
Stock-based compensation	23,588	—
(Recoveries from) provision for losses on accounts receivable	45	(91)
Foreign exchange loss	253	109
Changes in operating assets and liabilities, net of impact of acquisition:
Accounts receivable	(1,693)	(5,626)
Inventories	(2,956)	(2,496)
Prepaid expenses and other assets	3,158	(141)
Accounts payable and other liabilities	(18)	10,678
Net cash provided by operating activities	8,916	16,832
Cash Flows From Investing Activities:
Purchase of property and equipment	(950)	(788)
Business acquisition, net of cash acquired	(19,787)	—
Net cash used in investing activities	(20,737)	(788)
Cash Flows From Financing Activities:
Proceeds from revolving credit facilities	—	88,593
Principal payments on revolving credit facilities	—	(88,593)
Principal payments on term loans	(2,506)	(566)
Principal payments on insurance premium financing	(1,474)	(917)
Payment of capital leases	(11)	(7)
Taxes paid in connection with employee stock transactions	(6,216)	—
Dividends distributed	(2,750)	—
Net cash used in financing activities	(12,957)	(1,490)
Effect of foreign exchange rates on cash and cash equivalents	798	13
Change in cash and cash equivalents	(23,980)	14,567
Cash and cash equivalents, beginning of period	33,857	2,873
Cash and cash equivalents, end of period	$9,877	$17,440
Supplemental Disclosure of Cash Flows Information:
Cash (received) paid for income taxes, net	$(100)	$15
Cash paid for interest	$1,282	$4,292
Supplemental Disclosure of Non-Cash Investing and Financing Activities:
Accruals and accounts payable for capital expenditures	$119	$—

CADRE HOLDINGS, INC.

SEGMENT INFORMATION

(Unaudited)

(In thousands)

	Three months ended March 31, 2022
			Reconciling
	Products	Distribution	Items(1)	Total
Net sales	$85,386	$24,096	$(5,076)	$104,406
Cost of goods sold	51,120	18,172	(5,075)	64,217
Gross profit	$34,266	$5,924	$(1)	$40,189

	Three months ended March 31, 2021
			Reconciling
	Products	Distribution	Items(1)	Total
Net sales	$93,818	$22,660	$(5,942)	$110,536
Cost of goods sold	55,594	16,921	(5,938)	66,577
Gross profit	$38,224	$5,739	$(4)	$43,959

(1)	Reconciling items consist primarily of intercompany eliminations and items not directly attributable to operating segments.

CADRE HOLDINGS, INC.

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

(Unaudited)

(In thousands)

	Year ended	Three Months Ended March 31,		LTM
	December 31, 2021	2021	2022	March 31, 2022
Net (loss) income	$12,661	$6,864	$(10,165)	$(4,368)
Add back:
Depreciation and amortization	13,718	3,539	3,544	13,723
Interest expense	16,425	5,044	1,490	12,871
(Benefit) provision for income taxes	6,531	3,482	(6,012)	(2,963)
EBITDA	$49,335	$18,929	$(11,143)	$19,263
Add back:
Restructuring and transaction costs(1)	3,430	321	599	3,708
Loss on extinguishment of debt(2)	15,155	—	—	15,155
Other expense, net(3)	947	44	205	1,108
Stock-based compensation expense(4)	355	—	23,723	24,078
Stock-based compensation payroll tax expense(5)	—	—	298	298
LTIP bonus(6)	2,162	952	384	1,594
Amortization of inventory step-up(7)	—	—	153	153
Adjusted EBITDA	$71,384	$20,246	$14,219	$65,357
Less: Capital expenditures	(3,029)	(788)	(1,069)	(3,310)
Adjusted EBITDA less capital expenditures	$68,355	$19,458	$13,150	$62,047
Adjusted EBITDA conversion rate(8)	96%	96%	92%	95%
Adjusted EBITDA margin(9)	16.7%	18.3%	13.6%

(1)	Reflects the “Restructuring and transaction costs” line item on our consolidated statements of operations, which primarily includes transaction costs composed of legal and consulting fees.
(2)	Reflects losses incurred in connection with the August 2021 debt refinance.
(3)	Reflects the “Other expense, net” line item on our consolidated statements of operations. For the three months ended March 31, 2022 and 2021, other expense, net primarily includes losses on foreign currency transactions.
(4)	Reflects compensation expense related to equity and liability classified stock-based compensation plans.
(5)	Reflects payroll taxes associated with vested stock-based compensation awards.
(6)	Reflects the cost of a cash-based long-term incentive plan awarded to employees that vests over three years.
(7)	Reflects amortization expense related to the step-up inventory adjustment recorded as part of the Radar acquisition.
(8)	Reflects (Adjusted EBITDA less capital expenditures) / Adjusted EBITDA.
(9)	Reflects Adjusted EBITDA / Net Sales for the relevant periods.